Exhibit 99.1
PROLOGIS REPORTS YEAR-OVER-YEAR GROWTH IN FFO PER SHARE OF 24.6 PERCENT FOR 2007
— Solid Property Fundamentals, Strong Development Profits and Significant Increase in Assets
Owned, Managed and Under Development Drive Results —
Denver, Colo. — February 7, 2008 — ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported funds from operations as defined by ProLogis (FFO) for the year ended December 31, 2007 of $4.61 per diluted share, up 24.6 percent from $3.70 in 2006. For the year, net earnings per diluted share were $3.94, an increase of 18.7 percent compared with $3.32 in 2006.
For the fourth quarter ended December 31, 2007, FFO was $0.79 per diluted share, compared with $1.11 in the fourth quarter of 2006. Net earnings per diluted share were $0.43 for the fourth quarter of 2007, compared with $1.28 in the fourth quarter of 2006. Both net earnings and FFO for the fourth quarter of 2006 included a $0.42 per share incentive return associated with the Initial Public Offering of ProLogis European Properties Fund (PEPR). Fourth quarter 2006 earnings also included $0.35 per share associated with gains from dispositions of assets that were not recognized in FFO, while fourth quarter 2007 earnings included $0.06 per share from this type of disposition activity.
“Our financial and operating results for the fourth quarter and full year reflect the strong market fundamentals that continued throughout 2007,” said Jeffrey H. Schwartz, ProLogis chairman and chief executive officer. “We maintained high occupancy levels with solid rent growth, achieved above-average CDFS margins and substantially grew income and fees from our Investment Management business.”
Schwartz noted that growth in global trade and ongoing reconfiguration of supply chains continue to support demand for distribution space in major logistics markets. “Globally, customers continue to seek solutions for more efficient distribution. The persistent lack of modern distribution facilities throughout Europe and Asia creates opportunities to deepen our presence in existing markets, while the breadth of our international operations enables us to deploy capital in those markets exhibiting the strongest demand for new space.
“In the United States, property market fundamentals remain stable, with supply and demand generally in balance, and new speculative starts have been disciplined thus far. However, we are cautious with respect to the U.S. economy and continue to closely monitor market conditions. We anticipate that 80 to 85 percent of our new development in 2008 will be outside the United States, positioning us for future growth and mitigating the impact of a more pronounced domestic downturn,” Schwartz said.
Business Drivers Support 2008 Guidance
Additionally, the company provided details for the key business drivers and assumptions that support its previously announced 2008 guidance of $4.65 to $4.85 in FFO per share and $3.15 to $3.35 in earnings per share. Please see http://ir.prologis.com/investors/business_drivers.cfm for additional information.

Walter C. Rakowich to Retire in 2009
Also today, the company announced the planned retirement of Walter C. Rakowich as president and chief operating officer, effective January 2, 2009. “It has been my great pleasure to have worked with Walt from the earliest days of the company’s formation,” said Schwartz. “He has been a great partner and will always be a great friend. We have worked closely for the last year in planning his succession and the transition toward his planned pursuit of civic and philanthropic endeavors. He will continue to be actively engaged, as usual, this year in driving our business forward.”
“For the past 15 years, I have dedicated myself to the growth of our company. I have been immensely gratified to see ProLogis evolve into a truly global real estate enterprise and have never been more confident about its prospects for continued success,” said Rakowich. “I plan to leave ProLogis at the beginning of next year to focus my time on family affairs and global philanthropy. I would like to thank the ProLogis Board, our shareholders and my colleagues at ProLogis for the opportunity to be a part of building one of the great global enterprises operating today. I look forward to helping to make it even stronger this year.”
Expanded Investment Management Business will be Key Driver of Growth
During the year, the company grew its Investment Management business from $12.3 billion to $19.0 billion of assets under management in property funds and significantly expanded the capacity of this business segment with the repositioning of one fund and the formation of four new property funds. These new funds, together with capacity in ProLogis’ existing funds, will allow the company to grow assets under management to $33 billion over the next two to three years, driving growth in ProLogis’ share of income from funds and management fees.
International Expansion and Build-to-Suit Opportunities Support Development Targets
“In North America, net absorption in the top 30 logistics markets declined slightly but remained healthy at roughly 26 million square feet during the fourth quarter,” Rakowich said. “While vacancies in these 30 markets edged up to 7.8 percent from 7.5 percent last quarter, ProLogis’ stabilized portfolio in North America is well leased at 95.9 percent and rents continue to grow. Given our more cautious outlook for the U.S. market, we have enhanced our focus on build-to-suit business and expect as much as 30 to 35 percent of our 2008 U.S. starts will be on a pre-committed basis, thereby minimizing exposure to softer market conditions.
“We also are seeing increased demand for build-to-suit development outside the United States,” said Ted R. Antenucci, ProLogis chief investment officer. “During the year, we successfully increased our build-to-suit activity in markets such as the United Kingdom, Germany, France and Japan. In emerging markets such as China, South Korea and Central Europe, increasing domestic consumption continues to support strong demand for distribution space, and our inventory developments in these markets are leasing up quickly.”
During 2007, ProLogis began construction of $4.1 billion of new development, including $111 million of development within its industrial joint ventures and $169 million of retail and mixed use development, including $113 million within joint ventures. The company’s total CDFS asset pipeline reached $7.6 billion at the end of the quarter. Of this amount, total expected investment in projects currently under construction is $3.9 billion, while the remaining $3.7 billion of completed developments and repositioned properties was 62.2 percent leased at quarter end.

“Leasing in our pipeline of recently completed projects and properties under development remains stable with the majority of projects reaching full occupancy well within our targeted timeframes,” Antenucci said. “Due to the opportunities we continue to see in many of the world’s key distribution markets, we plan to begin new development of $4.4 to $4.8 billion in 2008, including retail and industrial joint venture developments.”
During the year, the company signed approximately 32.9 million square feet of new CDFS leases, including those with repeat customers such as: Yamato Logistics in Tokyo, Japan; Yum! Brands in Qingdao, China; Wincanton Logistics in Strasbourg, France and Pactiv Corporation in Chicago, Illinois. “Repeat business continues to drive leasing in our new development, as 54 percent of the new CDFS leases signed during the year were with existing customers,” said William E. Sullivan, chief financial officer.
Selected Financial and Operating Information
•	Increased same-store net operating income in the quarter by 4.0 percent driven by 2.3 percent growth in average same-store occupancies and same-store rent growth of 5.6 percent on turnovers. Grew average full-year, same-store net operating income by 5.2 percent with a 2.9 percent increase in same-store occupancies and 8.0 percent same-store rent growth on turnovers.

•	Maintained strong occupancy in the stabilized portfolio of 95.6 percent, compared with 95.5 percent at September 30, 2007.

•	Recycled a total of $6.1 billion of capital through contributions and dispositions during the year. Of that, $5.4 billion was from CDFS dispositions with $2.5 billion of that from acquired property portfolios. The remaining $648.9 million was from non-CDFS dispositions.

•	Realized FFO from CDFS dispositions of $786.2 million for the full year, up from $326.9 million in 2006. Full year, post-deferral, post-tax margins for all CDFS dispositions averaged 17.1 percent, with developed and repositioned properties averaging 34.0 percent and acquired property portfolios averaging 2.9 percent.

•	Grew ProLogis’ share of FFO from property funds to $149.4 million for the year, compared with $127.9 million in 2006, which included $27.9 million from the recapitalization of North American Funds II — IV. Excluding the fund transaction, FFO for funds increased by 49.4 percent.

•	Recognized fee income from property funds for the year of $104.7 million, compared with $211.9 million in 2006, which included incentive fees of $131.2 million from the PEPR IPO and North American fund transaction noted above. Excluding these items, fee income increased 29.7 percent for the year.

•	Increased total assets owned and under management to $36.3 billion, up from $26.7 billion at December 31, 2006, an increase of 36.0 percent.
Copies of ProLogis’ fourth quarter/year-end 2007 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 a.m. Eastern Time on Thursday, February 7, 2008. A replay of the webcast will be available on the company’s website until February 21, 2008. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.

About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 118 markets across North America, Europe and Asia. The company has $36.3 billion of assets owned, managed and under development, comprising 508.8 million square feet (47.3 million square meters) in 2,766 properties as of December 31, 2007. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs approximately 1,535 people worldwide.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed under “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2006.

Investor Relations	Media	Financial Media
Melissa Marsden	Jessica Crow	Suzanne Dawson
303-567-5622	303-567-5137	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	jcrow@prologis.com	212-329-1420
sdawson@lakpr.com

SUPPLEMENTAL INFORMATION
Fourth Quarter 2007
(Unaudited)

Page
OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2 - 2a

Consolidated Statements of Funds From Operations (FFO)	3 - 3a

Reconciliations of Net Earnings to FFO	4

Reconciliations of Net Earnings to EBITDA	5

Consolidated Balance Sheets	6

Notes to Consolidated Financial Statements	7 - 7b

SELECTED FINANCIAL INFORMATION:
Investments in and Advances to Unconsolidated Investees/Land Owned and Controlled	8

Components of Net Asset Value and Related Comments	9 - 9a

Unconsolidated Property Funds — Summarized Information	10 - 10a

Notes to Unconsolidated Property Funds Information	11

SELECTED STATISTICAL INFORMATION:
Portfolio Analysis	12 - 12a

Lease Expirations	13

Top 25 Customers	14

Leasing Activity/ Capital Expenditures	15

Same Store Analysis	16

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	17

CDFS Business Summary	18 - 18a

Development Summary	19 - 19b

SELECTED OTHER INFORMATION:
Capital Structure	20

Debt Analysis	21

Geographic Distribution Based on Square Footage	22
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
SUMMARY OF RESULTS	2007	2006	2007	2006

Net earnings attributable to common shares (see Pages 2 and 2a):
Net earnings attributable to common shares	$113,278	$331,090	$1,048,917	$848,951
Net earnings per share attributable to common shares — diluted	$0.43	$1.28	$3.94	$3.32

FFO and FFO, as adjusted:
FFO attributable to common shares (see Pages 3 and 4)	$211,235	$288,885	$1,227,008	$945,148
FFO attributable to common shares, as adjusted (1) (see Page 3a)	$211,235	$288,885	$1,227,008	$947,871
FFO per share attributable to common shares, as adjusted - diluted (see Page 3a)	$0.79	$1.11	$4.61	$3.70

Distributions declared per common share (2)	$0.46	$0.40	$1.84	$1.60

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING METRICS	2007	2006	2007	2006

Increases in:
Same Store NOI (see Page 16)	4.01%	2.67%	5.21%	3.07%
Same Store Rent (see Page 16)	5.62%	5.80%	7.98%	2.60%
Same Store Average Occupancy (see Page 16)	2.33%	1.25%	2.90%	2.55%
Total Expected Investment of Development Starts (see Page 19)	$2,056,429	$786,131	$4,119,380	$2,515,385

INVESTMENT SUMMARY, as of December 31,	2007	2006

Leased percentage of our stabilized portfolio (see Page 12)	95.56%	95.27%
Total Book Assets:
Direct investment (3)	$17,044,308	$14,802,263
Our share of total book assets of unconsolidated investees:
Property funds (4)(5)(see Page 10a)	4,773,386	2,838,418
CDFS joint ventures — industrial	174,654	126,502
CDFS joint ventures — retail and other	572,275	212,663
Other unconsolidated investees	149,299	158,008

	5,669,614	3,335,591

Totals	$22,713,522	$18,137,854

Assets Owned and Under Management:
Real estate owned, before depreciation:
Direct investment	$16,578,845	$13,897,091
Assets owned by our unconsolidated investees:
Property funds (4)(5)(see Page 10a)	19,014,272	12,274,270
CDFS joint ventures — industrial	276,610	224,980

Investment in and advances to:
CDFS joint ventures — retail and other (3)	338,932	84,837
Other unconsolidated investees	106,683	114,547

Discontinued operations — net assets held for sale	19,183	56,146

Totals	$36,334,525	$26,651,871

Footnote references are to Pages 7 through 7b.
Supplemental Information Page 1

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues:
Rental income (6)	$258,563	$239,821	$1,067,865	$910,202
CDFS disposition proceeds:
Developed and repositioned properties	438,296	236,137	2,530,377	1,286,841
Acquired property portfolios (5)	68,240	-	2,475,035	-
Property management and other fees and incentives (7)	32,040	132,611	104,719	211,929
Development management and other income	2,734	10,895	26,670	37,420

Total revenues	799,873	619,464	6,204,666	2,446,392

Expenses:
Rental expenses	70,100	64,484	288,569	239,221
Cost of CDFS dispositions:
Developed and repositioned properties	346,931	172,872	1,835,274	993,926
Acquired property portfolios (5)	68,240	-	2,406,426	-
General and administrative (1)(8)	57,585	44,932	204,558	153,516
Depreciation and amortization	84,358	79,558	308,971	286,807
Other expenses (9)	3,479	4,089	24,963	13,013

Total expenses	630,693	365,935	5,068,761	1,686,483

Operating income	169,180	253,529	1,135,905	759,909

Other income (expense):
Earnings from unconsolidated property funds (10)	12,997	14,426	94,453	93,055
Earnings from CDFS joint ventures and other unconsolidated investees	4,169	3,692	11,165	50,703
Interest expense (11)	(80,810)	(77,470)	(368,065)	(294,403)
Interest and other income, net	1,479	11,146	34,001	34,978

Total other income (expense)	(62,165)	(48,206)	(228,446)	(115,667)

Earnings before minority interest	107,015	205,323	907,459	644,242
Minority interest	(3,252)	(916)	(6,003)	(3,457)

Earnings before certain net gains	103,763	204,407	901,456	640,785
Gains recognized on dispositions of certain non-CDFS business assets (12)	1,293	67,761	146,667	81,470
Foreign currency exchange gains (losses), net (5)	(2,230)	4,637	7,915	21,086

Earnings before income taxes	102,826	276,805	1,056,038	743,341

Income taxes:
Current income tax expense	9,400	8,337	68,349	84,250
Deferred income tax (benefit) expense	(5,160)	(36,942)	550	(53,722)

Total income taxes	4,240	(28,605)	68,899	30,528

Earnings from continuing operations	98,586	305,410	987,139	712,813
Discontinued operations (13):
Income attributable to disposed properties and assets held for sale	822	5,006	5,704	24,311
Gains recognized on dispositions:
Non-CDFS business assets	14,044	23,692	52,776	103,729
CDFS business assets	6,184	3,336	28,721	33,514

Total discontinued operations	21,050	32,034	87,201	161,554

Net earnings	119,636	337,444	1,074,340	874,367
Less preferred share dividends	6,358	6,354	25,423	25,416

Net earnings attributable to common shares	$113,278	$331,090	$1,048,917	$848,951

Footnote references are to Pages 7 through 7b.
Supplemental Information Page 2

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Weighted average common shares outstanding — Basic	258,110	249,021	256,873	245,952
Weighted average common shares outstanding — Diluted	268,293	260,218	267,226	256,852

Net earnings per share attributable to common shares — Basic:
Continuing operations	$0.36	$1.20	$3.74	$2.79
Discontinued operations	0.08	0.13	0.34	0.66

Net earnings per share attributable to common shares — Basic	$0.44	$1.33	$4.08	$3.45

Net earnings per share attributable to common shares — Diluted:
Continuing operations	$0.35	$1.16	$3.61	$2.69
Discontinued operations	0.08	0.12	0.33	0.63

Net earnings per share attributable to common shares — Diluted	$0.43	$1.28	$3.94	$3.32

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net earnings attributable to common shares — Basic	$113,278	$331,090	$1,048,917	$848,951
Minority interest (a)	1,404	916	4,813	3,457

Adjusted net earnings attributable to common shares — Diluted	$114,682	$332,006	$1,053,730	$852,408

Weighted average common shares outstanding — Basic	258,110	249,021	256,873	245,952
Incremental weighted average effect of conversion of limited partnership units	5,053	5,139	5,078	5,198
Incremental weighted average effect of potentially dilutive instruments (b)	5,130	6,058	5,275	5,702

Weighted average common shares outstanding — Diluted	268,293	260,218	267,226	256,852

Net earnings per share attributable to common shares — Diluted	$0.43	$1.28	$3.94	$3.32

COMMENTS

(a)	Includes only the minority interest related to the convertible limited partnership units.
(b)	Total weighted average potentially dilutive instruments outstanding were 9,775 and 10,679 for the three months ended December 31, 2007 and 2006, respectively, and 10,098 and 10,909 for the twelve months ended December 31, 2007 and 2006 respectively. Substantially all were dilutive for both periods.
Supplemental Information Page 2a

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues:
Rental income	$259,781	$249,706	$1,079,960	$973,062
CDFS disposition proceeds:
Developed and repositioned properties	470,772	259,024	2,736,151	1,532,807
Acquired property portfolios (5)	68,240	—	2,475,035	—
Property management and other fees and incentives (7)	32,040	132,611	104,719	211,929
Development management and other income	2,734	10,895	26,670	37,420

Total revenues	833,567	652,236	6,422,535	2,755,218

Expenses:
Rental expenses	70,432	67,603	292,064	265,361
Cost of CDFS dispositions:
Developed and repositioned properties	375,836	192,423	2,018,523	1,205,912
Acquired property portfolios (5)	68,240	—	2,406,426	—
General and administrative (1)(8)	57,585	44,932	204,558	153,516
Depreciation of corporate assets	2,885	2,310	10,882	9,326
Other expenses (9)	3,479	4,089	24,963	13,013

Total expenses	578,457	311,357	4,957,416	1,647,128

	255,110	340,879	1,465,119	1,108,090

Other income (expense):
FFO from unconsolidated property funds (10)	45,600	29,438	149,400	127,905
FFO from CDFS joint ventures and other unconsolidated investees	6,307	6,302	18,991	57,853
Interest expense (11)	(80,810)	(77,470)	(368,065)	(295,277)
Interest and other income, net	1,479	11,146	34,001	34,978
Foreign currency exchange gains (losses), net (5)	2,559	(5,803)	24,299	1,531
Current income tax expense	(9,400)	(8,337)	(65,311)	(61,059)

Total other income (expense)	(34,265)	(44,724)	(206,685)	(134,069)

FFO	220,845	296,155	1,258,434	974,021

Less preferred share dividends	6,358	6,354	25,423	25,416
Less minority interest	3,252	916	6,003	3,457

FFO attributable to common shares	$211,235	$288,885	$1,227,008	$945,148

Weighted average common shares outstanding — Basic	258,110	249,021	256,873	245,952
Weighted average common shares outstanding — Diluted	268,293	260,218	267,226	256,852

FFO per share attributable to common shares:
Basic	$0.82	$1.16	$4.78	$3.84

Diluted	$0.79	$1.11	$4.61	$3.69

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on Page 3a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7b.
Supplemental Information Page 3

Fourth Quarter 2007
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares - Diluted
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

FFO attributable to common shares — Basic	$211,235	$288,885	$1,227,008	$945,148
Minority interest attributable to convertible limited partnership units	1,404	916	4,813	3,457

FFO attributable to common shares — Diluted	212,639	289,801	1,231,821	948,605

Merger integration and relocation expenses (1)	—	—	—	2,723

FFO attributable to common shares, as adjusted — Diluted	$212,639	$289,801	$1,231,821	$951,328

Weighted average common shares outstanding — Diluted (see Page 2a)	268,293	260,218	267,226	256,852

FFO per share attributable to common shares — Diluted	$0.79	$1.11	$4.61	$3.69

FFO per share attributable to common shares, as adjusted — Diluted	$0.79	$1.11	$4.61	$3.70

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7b.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains from the sale of previously depreciated properties. In addition to the NAREIT adjustments, we exclude additional items from GAAP net earnings, although not infrequent or unusual, that are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions, such as deferred income tax, current income tax related to the reversal of any acquired tax liabilities in an acquisition, foreign currency exchange gains/losses related to certain debt transactions and foreign currency exchange gains/losses from remeasurement of derivative instruments. We include gains from dispositions of properties acquired or developed in our CDFS business segment in our definition of FFO. We calculate FFO from our unconsolidated investees on the same basis.
We believe our adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments. While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool.
Supplemental Information Page 3a

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$113,278	$331,090	$1,048,917	$848,951
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	81,473	77,248	298,089	277,481
Adjustments to CDFS dispositions for depreciation	(2,613)	—	(6,196)	466
Gains recognized on dispositions of certain non-CDFS business assets (12)	(1,293)	(67,761)	(146,667)	(81,470)
Reconciling items attributable to discontinued operations (13):
Gains recognized on dispositions of non-CDFS business assets	(14,044)	(23,692)	(52,776)	(103,729)
Real estate related depreciation and amortization	63	1,760	2,896	11,535

Totals discontinued operations	(13,981)	(21,932)	(49,880)	(92,194)
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	35,357	20,317	99,026	68,151
Gains on dispositions of non-CDFS business assets	(1,181)	(371)	(35,672)	(7,124)
Other amortization items	(2,355)	(1,801)	(8,731)	(16,000)

Totals unconsolidated investees	31,821	18,145	54,623	45,027

Totals NAREIT defined adjustments	95,407	5,700	149,969	149,310

Subtotals-NAREIT defined FFO	208,685	336,790	1,198,886	998,261

Add (deduct) our defined adjustments:
Foreign currency exchange losses (gains), net	4,789	(10,440)	16,384	(19,555)
Current income tax expense	—	—	3,038	23,191
Deferred income tax expense (benefit)	(5,160)	(36,942)	550	(53,722)
Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net	(4,005)	(175)	1,823	(45)
Deferred income tax expense (benefit)	6,926	(348)	6,327	(2,982)

Totals unconsolidated investees	2,921	(523)	8,150	(3,027)

Totals our defined adjustments	2,550	(47,905)	28,122	(53,113)

FFO attributable to common shares	$211,235	$288,885	$1,227,008	$945,148

See Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Page 3 and the definition of FFO on Page 3a.
Footnote references are to Pages 7 through 7b.
Supplemental Information Page 4

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$113,278	$331,090	$1,048,917	$848,951
Add (deduct):
NAREIT defined adjustments to compute FFO	95,407	5,700	149,969	149,310
Our defined adjustments to compute FFO	2,550	(47,905)	28,122	(53,113)
Add:
Interest expense	80,810	77,470	368,065	294,403
Depreciation of corporate assets	2,885	2,310	10,882	9,326
Current income tax expense included in FFO	9,400	8,337	65,311	61,059
Adjustments to CDFS gains on dispositions for interest capitalized	11,036	3,164	43,669	28,591
Preferred share dividends	6,358	6,354	25,423	25,416
Reconciling items attributable to discontinued operations	—	—	—	874
Impairment charges (9)	659	1,947	13,259	6,121
Share of reconciling items from unconsolidated investees	43,393	22,910	127,558	76,841

EBITDA	$365,776	$411,377	$1,881,175	$1,447,779

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7b.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We use earnings before interest, taxes, depreciation and amortization, preferred dividends, unrealized foreign currency exchange gains/losses, impairment charges and non-CDFS gains, or EBITDA, to measure both our operating performance and liquidity. In addition, we adjust the gains from the contributions and sales of developed properties recognized as CDFS income to reflect these gains as if no interest cost had been capitalized during the development of the properties. EBITDA of our unconsolidated investees is calculated on the same basis. We consider EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from operations on an unleveraged basis before the effects of non-operating related items.
By excluding interest expense, EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance between periods and to compare our operating performance to that of other companies. We consider EBITDA to be a useful supplemental measure for reviewing our comparative performance with other companies because, by excluding non-cash depreciation expense, EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, we believe that EBITDA helps investors to analyze our ability to meet debt service obligations and to make quarterly distributions.
We use EBITDA when measuring our operating performance and liquidity; specifically when assessing our operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating our ability to meet debt service obligations and to make quarterly share distributions. We believe investors should consider EBITDA, which has limitations as an analytical tool, in conjunction with net income (the primary measure of our performance) and other GAAP measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of the performance of our assets between periods and against other companies.
Supplemental Information Page 5

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands, except per share data)

	December 31,	December 31,
	2007 (3)	2006

Assets:
Investments in real estate assets:
Industrial operating properties	$11,000,079	$10,345,705
Retail operating properties	328,420	305,188
Land subject to ground leases and other	458,782	472,412
Properties under development (including cost of land)	1,986,285	964,842
Land held for development	2,152,960	1,397,081
Other investments	652,319	411,863

	16,578,845	13,897,091
Less accumulated depreciation	1,368,458	1,264,227

Net investments in real estate assets	15,210,387	12,632,864

Investments in and advances to unconsolidated investees:
Property funds (4)(5)	1,755,113	981,840
CDFS joint ventures and other unconsolidated investees	590,164	317,857

Total investments in and advances to unconsolidated investees	2,345,277	1,299,697

Cash and cash equivalents	418,991	475,791
Accounts and notes receivable	340,039	439,791
Other assets	1,389,733	998,224
Discontinued operations - assets held for sale (13)	19,607	57,158

Total assets	$19,724,034	$15,903,525

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$1,955,138	$2,462,796
Senior notes and other unsecured debt	4,891,106	4,445,092
Convertible debt	2,332,905	—
Secured debt and assessment bonds	1,326,919	1,478,998
Accounts payable and accrued expenses	933,075	518,651
Other liabilities	769,408	546,129
Discontinued operations - assets held for sale (13)	424	1,012

Total liabilities	12,208,975	9,452,678

Minority interest	78,661	52,268

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	2,577	2,509
Additional paid-in capital	6,412,473	6,000,119
Accumulated other comprehensive income	275,322	216,922
Retained earnings/(distributions in excess of net earnings)	396,026	(170,971)

Total shareholders’ equity	7,436,398	6,398,579

Total liabilities and shareholders’ equity	$19,724,034	$15,903,525

Footnote references are to Pages 7 through 7b.
Supplemental Information Page 6

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements

***	Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information on ProLogis and our business. Certain 2006 amounts included in this Supplemental Information package have been reclassified to conform to the 2007 presentation.

(1)	In September 2005, we completed a merger with Catellus Development Corporation and incurred certain costs including merger integration, employee transition costs and severance costs for certain of our employees whose responsibilities became redundant after the merger.

In February 2006, we moved our corporate headquarters, which is located in Denver, to a recently constructed building. Relocation costs included moving, temporary facility costs and accelerated depreciation associated with non-real estate assets whose useful life was shortened due to the relocation.

These amounts, which total $2.7 million, are included in General and Administrative Expenses in our 2006 Consolidated Statements of Earnings and FFO. In our calculation of 2006 “FFO, as adjusted”, we have removed these expenses. There were no adjustments made to FFO in 2007.

(2)	The annual distribution rate for 2007 was $1.84 per common share. In December 2007, the Board of Trustees increased the distribution for 2008 to $2.07 per common share. The payment of common share distributions is dependent upon our financial condition and operating results and may be adjusted at the discretion of the Board of Trustees during the year.

(3)	In February 2007, we purchased the industrial business and made an investment in the retail business of Parkridge Holdings Limited (“Parkridge”), a European developer. The total purchase price was $1.3 billion.

(4)	During 2007, we repositioned one property fund (see note 5 below) and formed four new property funds in North America, Europe and Asia. We will serve as external manager of these funds, receive property and asset management fees and have the potential to receive incentive performance fees.

(5)	On July 11, 2007, we closed on the acquisition of all of the units in Macquarie ProLogis Trust, an Australian listed property trust (“MPR”), which had an 88.7% ownership interest in ProLogis North American Properties Fund V. The total consideration was approximately $2.0 billion consisting of cash in the amount of $1.2 billion and assumed liabilities of $0.8 billion. We entered into foreign currency forward contracts to economically hedge the purchase price of MPR. As this type of contract does not qualify for hedge accounting treatment, we recognized a gain of $26.6 million in 2007 upon settlement.

As a result of the MPR transaction, we owned 100% of the assets for approximately two months, at which time the lender converted certain of the bridge debt into equity of a new property fund, ProLogis North American Industrial Fund II, in which we currently have a 36.9% equity interest. Upon conversion by the lender in the third quarter of 2007, we recognized net gains of $68.6 million that are reflected as Proceeds and Costs of CDFS Acquired Property Portfolios.

(6)	In our Consolidated Statements of Earnings, Rental Income includes the following (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Rental income	$193,143	$180,658	$805,787	$694,366
Rental expense recoveries	55,062	48,786	217,840	179,967
Straight-lined rents	10,358	10,377	44,238	35,869

	$258,563	$239,821	$1,067,865	$910,202

Supplemental Information Page 7

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(7)	Included in 2006 are $22.0 million of performance incentive fees we recognized in the first quarter related to the termination of three of our property funds. On January 4, 2006, we purchased the 80% ownership interests in these property funds from our fund partner and on March 1, 2006, we contributed substantially all of the assets and associated liabilities to the newly formed ProLogis North American Industrial Fund (see also note 10). Also included in 2006 is an incentive return that we recognized related to the initial public offering of ProLogis European Properties Fund (“PEPR”). As the manager of the property fund, we were entitled to an incentive return of $109.2 million that we recognized in the fourth quarter of 2006 and which we received in cash and ordinary units from the pre-IPO unitholders.

(8)	During the first quarter of 2007, we recorded $8.0 million of employee departure costs, including $5.0 million related to the departure of our Chief Financial Officer in March 2007 and $3.0 million related to employees whose responsibilities became redundant after the acquisition of Parkridge.

(9)	During 2007, we recognized impairment charges of $13.3 million principally related to certain properties in our property operations segment.

(10)	In July 2007, PEPR sold a portfolio of 47 properties. Our share of the gain recognized by PEPR was $38.2 million for earnings and $8.0 million for FFO. Included in 2006 is our share of the earnings and gain recognized by the termination of three of our property funds in the first quarter of 2006 of $37.1 million in earnings and $27.9 million in FFO.

(11)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Earnings (in thousands). The increase in interest expense before capitalization is primarily the result of increased debt levels due to the acquisitions of Parkridge, MPR and other property acquisitions, as well as our increased development activities, which also accounts for the increase in capitalized interest.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Gross interest expense	$120,551	$106,060	$490,689	$397,888
Net premium recognized	(984)	(3,285)	(7,797)	(13,861)
Amortization of deferred loan costs	2,728	2,191	10,555	7,673

Interest expense before capitalization	122,295	104,966	493,447	391,700
Less: capitalized amounts	(41,485)	(27,496)	(125,382)	(97,297)

Net interest expense	$80,810	$77,470	$368,065	$294,403

(12)	In addition to contributions of CDFS properties, we occasionally contribute properties from our property operations segment to unconsolidated property funds in which we have continuing interests through our equity ownership. During 2007, we contributed 11 properties to ProLogis Mexico Industrial Fund and 66 properties to ProLogis North American Industrial Fund, as well as recognized previously deferred proceeds related to properties sold to a third party by a property fund. During 2006, we contributed 39 properties to unconsolidated property funds. The gains related to the dispositions of properties from our property operations segment are included in earnings but are not included in our calculation of FFO.
Supplemental Information Page 7a

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(13)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. During 2007, we disposed of 80 properties to third parties, five of which were CDFS properties, as well as land subject to ground leases. During 2006, we disposed of 89 properties to third parties, 15 of which were CDFS properties. As of December 31, 2007 and 2006, we had two and eight properties, respectively, that were classified as held for sale and accordingly, the respective assets and liabilities are presented separately in our Consolidated Balance Sheets.
The components that are presented as discontinued operations (excluding the gains recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Rental income	$1,217	$9,885	$12,095	$62,860
Rental expenses	(332)	(3,119)	(3,495)	(26,140)
Depreciation and amortization	(63)	(1,760)	(2,896)	(11,535)
Interest expense	—	—	—	(874)

	$822	$5,006	$5,704	$24,311

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, in the calculation of FFO we include the disposition proceeds and the cost of dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.
Supplemental Information Page 7b

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Investment in and
Advances to Unconsolidated Investees
(dollars in thousands)

	December 31, 2007	December 31, 2006

Property funds:
ProLogis European Properties	$494,593	$430,761
ProLogis European Properties Fund II	158,483	—
ProLogis California LLC	106,630	112,915
ProLogis North American Properties Fund I	27,135	30,902
ProLogis North American Properties Fund V	—	53,331
ProLogis North American Properties Funds VI-X	113,228	115,837
ProLogis North American Properties Fund XI	30,712	31,871
ProLogis North American Industrial Fund	104,277	72,053
ProLogis North American Industrial Fund II	274,238	—
ProLogis North American Industrial Fund III	123,720	—
ProLogis Mexico Industrial Fund	38,085	—
ProLogis Japan Properties Fund I	87,663	87,705
ProLogis Japan Properties Fund II	189,584	46,465
ProLogis Korea Fund	6,765	—

Total property funds	1,755,113	981,840

CDFS joint ventures:
Industrial	144,549	118,473
Retail and other	338,932	84,837

Total CDFS joint ventures	483,481	203,310

Other unconsolidated investees	106,683	114,547

Total investments in and advances to unconsolidated investees	$2,345,277	$1,299,697

Land Owned and Controlled
(dollars in thousands)

	As of December 31, 2007
	Acres	Investment
Direct investment:
Land owned:
North America	6,031	$1,005,224
Europe	2,702	954,412
Asia	618	193,324

Total land owned	9,351	$2,152,960

Land controlled (under contract/option) (A):
North America	2,936
Europe	3,537
Asia	329

Total land controlled	6,802

Total Direct Investment	16,153

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	63

Industrial CDFS joint ventures (B):
North America (owned and controlled)	486
Europe (owned and controlled)	11
Asia (owned and controlled)	58

Total CDFS joint ventures	555

Total unconsolidated investees	618

Total land owned and controlled	16,771

COMMENTS
(A)	Costs incurred, if any, are included in “Investments in Real Estate Assets — Other Investments” in our Consolidated Balance Sheets.

(B)	Includes land for industrial development only.
Supplemental Information Page 8

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	Fourth		ProLogis’
	Quarter 2007		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI
Direct owned properties (B)	$212,326	x	100.0%	x 4	$849,304

Property funds - North America (B)	$151,411	x	29.3%	x 4	$177,454

Property funds - Asia (B)	$51,814	x	20.0%	x 4	$41,451

Actual
Fourth Quarter
2007

Fee income (includes all property funds)	$32,040
Gains on dispositions of CDFS business assets recognized in FFO	$94,936
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see Page 18)	$29,354
Development management and other income	$2,734

Balance Sheet Items	-as of December 31, 2007

Investment in and advances to PEPR (based on the trading price of the units) (C)	$705,052

Investment in and advances to PEPF II (D)	$163,734

Discontinued operations - assets held for sale, net of liabilities	$19,183

Investments in unconsolidated investees other than property funds:
CDFS joint ventures	$483,481
Other unconsolidated investees	106,683

Total investments in unconsolidated investees other than property funds	$590,164

Investments in land and development projects:
Development projects in process	$1,986,285
Land held for development	2,152,960

Total investments in land and development projects	$4,139,245

Other assets:
Cash and cash equivalents	$418,991
Deposits, prepaid assets and other tangible assets (E)	1,195,973
Accounts and notes receivable	340,039
Our share of other tangible assets of the North American and Asian property funds (F)	87,627

Total other assets	$2,042,630

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(12,208,551)
Our share of third party debt of the North American and Asian property funds (F)	(1,856,673)

Our share of other third party liabilities of the North American and Asian property funds (F)	(112,072)

Total liabilities	(14,177,296)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(14,527,296)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on Page 9a.
Supplemental Information Page 9

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
COMMENTS
(A)	The components of Net Asset Value provided on Page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties (PEPR) and ProLogis European Properties Fund II (PEPF II), for the three months ended December 31, 2007 is as follows (amounts in thousands). PEPR has publicly traded units and PEPF II is subject to periodic third party valuations and therefore, separate calculations using pro forma NOI are not necessary (see comments C and D below).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexican	Japan	Japan	ProLogis
		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Properties	Properties	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund I	Fund II	Fund

ProLogis’ ownership interest as of December 31, 2007	100.0%	50.0%	41.3%	20.0%	20.0%	23.2%	36.9%	20.0%	20.0%	20.0%	20.0%	20.0%

Calculation of pro forma NOI (a):
Rental income	$258,563	$21,838	$10,784	$31,589	$5,208	$45,364	$42,843	$29,350	$5,986	$22,537	$36,705	$657
Straight-lined rents and amortization of lease intangibles (b)	(9,138)	68	68	(869)	31	(216)	(763)	(893)	(156)	(88)	(1,649)	—
Net termination fees and adjustments (c)	(140)	6	—	2	—	(60)	(170)	—	—	—	—	—

Adjusted rental income	249,285	21,912	10,852	30,722	5,239	45,088	41,910	28,457	5,830	22,449	35,056	657

Rental expenses	(70,100)	(4,106)	(2,087)	(7,827)	(1,288)	(10,714)	(8,683)	(6,789)	(926)	(3,255)	(3,266)	(30)
Certain fees paid to ProLogis (d)	—	168	108	282	58	491	—	282	—	—	—	—

Adjusted rental expenses	(70,100)	(3,938)	(1,979)	(7,545)	(1,230)	(10,223)	(8,683)	(6,507)	(926)	(3,255)	(3,266)	(30)

Adjusted NOI	179,185	17,974	8,873	23,177	4,009	34,865	33,227	21,950	4,904	19,194	31,790	627
Other adjustments (e) (f)	33,141	—	—	—	(187)	1,988	—	—	631	—	—	203

Pro forma NOI	$212,326	$17,974	$8,873	$23,177	$3,822	$36,853	$33,227	$21,950	$5,535	$19,194	$31,790	$830

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).
(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.
(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.
(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at December 31, 2007.
(f)	For ProLogis and the property funds, NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period by the property funds. For ProLogis, rental income excludes discontinued operations.
(C)	At December 31, 2007, the Net Asset Value of our 24.9% equity investment in PEPR was estimated as follows (in thousands, except per unit amounts):

Number of equity units held by us on December 31, 2007	€47,454
Price per unit at December 31, 2007, in euros (a)	9.94

Total in euros	€471,693
Euro to U.S. dollar exchange rate at December 31, 2007	1.4721

Total in U.S. dollars	$694,379
Net amounts owed to us	10,673

Total Net Asset Value at December 31, 2007	$705,052

(a)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.
(D)	PEPF II made its first acquisition of assets from us during September 2007. Therefore, we have estimated the Net Asset Value of our investment in PEPF II as of December 31, 2007 as follows (in thousands):

Aggregate cost of assets acquired from us and third parties in 2007	€953,080
Less aggregate debt outstanding at December 31, 2007	(532,194)

Total in euros	€420,886
Euro to U.S. dollar exchange rate at December 31, 2007	1.4721

Total Net Asset Value at December 31, 2007	$619,586
Our direct ownership interest at December 31, 2007 (a)	16.85%

Total in U.S. dollars	$104,400
Net amounts owed to us	59,334

Total Net Asset Value at December 31, 2007	$163,734

(a)	This includes only our direct investment in PEPF II. In addition, we have an additional ownership interest of 7.45% through our ownership in PEPR that owns 30% of PEPF II. Our indirect ownership is included in the value of PEPR above.
(E)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets - Other Investments”.

(F)	Excludes PEPR and PEPF II. See comments C and D.
Supplemental Information Page 9a

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Unconsolidated Property Funds — Summarized Information
(in thousands of dollars, except percentages)

		North
	European	American	Asian
	Funds (A)	Funds (B)	Funds (C)	Total
	For the Three Months Ended December 31, 2007
EBITDA, FFO and net earnings (losses) for the property funds, combined:
Rental income	$132,233	$192,962	$59,899	$385,094
Rental expenses	(20,183)	(42,420)	(6,551)	(69,154)

Net operating income from properties	112,050	150,542	53,348	315,940

Other income (expenses), net, including G&A	5,760	(17,229)	(3,906)	(15,375)
Gain on disposition of CDFS business assets	1,496	-	-	1,496

EBITDA of the property funds	119,306	133,313	49,442	302,061

Interest expense	(41,997)	(81,975)	(12,471)	(136,443)
Current income tax benefit (expense)	4,766	(1,194)	-	3,572

FFO of the property funds	82,075	50,144	36,971	169,190

Real estate related depreciation and amortization	(51,240)	(65,139)	(15,246)	(131,625)
Other income (expense), net, including deferred tax, foreign currency and gains on disposition of non-CDFS business assets	814	45	(10,531)	(9,672)

Net earnings (losses) of the property funds	$31,649	$(14,950)	$11,194	$27,893

Our average ownership interest for the period (D)	23.8%	34.9%	20.0%	26.3%

Our share of EBITDA, FFO and net earnings of the property funds, combined:

Our share of the property fund’s EBITDA	$27,826	$40,000	$9,888	$77,714
Fees paid to us (E)	12,720	15,905	3,415	32,040
Amortization adjustments (F)	-	(208)	610	402

EBITDA recognized by us	$40,546	$55,697	$13,913	$110,156

Our share of the property fund’s FFO	$19,532	$17,506	$7,394	$44,432
Fees paid to us (E)	12,720	15,905	3,415	32,040
Amortization adjustments (F)	338	221	609	1,168

FFO recognized by us	$32,590	$33,632	$11,418	$77,640

Our share of the property fund’s net earnings	$8,186	$(562)	$2,240	$9,864
Fees paid to us (E)	12,720	15,905	3,415	32,040
Amortization adjustments (F)	1,089	922	1,122	3,133

Net earnings recognized by us	$21,995	$16,265	$6,777	$45,037

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5.
Comments are on Page 11.
Supplemental Information Page 10

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Unconsolidated Property Funds — Summarized Information
(in thousands of dollars, except percentages)

		North
	European	American	Asian
	Funds (A)	Funds (B)	Funds (C)	Total
	For the Twelve Months Ended December 31, 2007
EBITDA, FFO and net earnings for the property funds, combined:
Rental income	$493,228	$634,060	$180,441	$1,307,729
Rental expenses	(73,091)	(146,039)	(22,648)	(241,778)

Net operating income from properties	420,137	488,021	157,793	1,065,951

Other income (expenses), net, including G&A	(20,871)	(20,941)	(13,214)	(55,026)
Gain on disposition of CDFS business assets	40,428	-	-	40,428

EBITDA of the property funds	439,694	467,080	144,579	1,051,353

Interest expense	(157,135)	(243,205)	(34,044)	(434,384)
Current income tax expense	(21,673)	(2,947)	-	(24,620)

FFO of the property funds	260,886	220,928	110,535	592,349

Real estate related depreciation and amortization	(130,557)	(198,092)	(45,109)	(373,758)
Other income (expense), net, including deferred tax, foreign currency and gains on disposition of non-CDFS business assets	103,779	4,796	(1,034)	107,541

Net earnings of the property funds	$234,108	$27,632	$64,392	$326,132

Our average ownership interest for the period (D)	24.3%	28.2%	20.0%	24.9%

Our share of EBITDA, FFO and net earnings of the property funds, combined:

Our share of the property fund’s EBITDA	$106,353	$124,968	$28,915	$260,236
Fees paid to us (E)	43,752	47,164	13,803	104,719
Amortization adjustments (F)	-	(852)	1,752	900

EBITDA recognized by us	$150,105	$171,280	$44,470	$365,855

Our share of the property fund’s FFO	$63,362	$62,192	$22,107	$147,661
Fees paid to us (E)	43,752	47,164	13,803	104,719
Amortization adjustments (F)	339	(352)	1,752	1,739

FFO recognized by us	$107,453	$109,004	$37,662	$254,119

Our share of the property fund’s net earnings	$57,812	$13,376	$12,878	$84,066
Fees paid to us (E)	43,752	47,164	13,803	104,719
Amortization adjustments (F)	3,101	3,785	3,501	10,387

Net earnings recognized by us	$104,665	$64,325	$30,182	$199,172

	As of December 31, 2007
Selected Balance Sheet Items of the Property Funds, combined:

Real estate owned, before depreciation	$6,364,791	$8,972,321	$3,677,160	$19,014,272

Other assets, net of other liabilities	$44,163	$123,669	$(428,375)	$(260,543)

Total assets, before depreciation, net of other liabilities	$6,408,954	$9,095,990	$3,248,785	$18,753,730

Third party debt	$3,456,243	$5,305,198	$1,889,474	$10,650,915

Our ownership interest at end of period (G)	24.8%	27.9%	20.0%	25.5%

Our share of third party debt	$856,487	$1,478,778	$377,895	$2,713,160

Our share of total assets, before depreciation, net of other liabilities	$1,588,200	$2,535,429	$649,757	$4,773,386

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5.
Comments are on Page 11.
Supplemental Information Page 10a

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Comments to Unconsolidated Property Funds

(A)	The European funds include PEPR and PEPF II, the latter of which was formed in the third quarter of 2007. We contributed properties to both funds during 2007.

(B)	Included in North American funds are twelve property funds. During the third quarter of 2007, we formed two new property funds (ProLogis North American Industrial Fund III and ProLogis Mexico Industrial Fund) and repositioned one property fund (ProLogis North American Industrial Fund II - see note 5 on Page 7 for more information). The ProLogis North American Industrial Fund III acquired a portfolio of industrial properties from a third party. We formed the ProLogis Mexico Industrial Fund with several institutional investors and contributed acquired property portfolios along with developed and repositioned properties in 2007.

(C)	The Asian funds include ProLogis Japan Properties Fund I, ProLogis Japan Properties Fund II and ProLogis Korea Fund. The ProLogis Korea Fund completed the acquisition of its first industrial building during the third quarter of 2007. Also during the third quarter of 2007, a joint venture in which we own 20% and our current partner in ProLogis Japan Properties Fund II owns the remaining 80%, acquired a portfolio of 17 properties, which are included in ProLogis Japan Properties Fund II.

(D)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(E)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note F below.

(F)	This represents adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred proceeds and fees that were not recognized when earned by us due to the deferral of amounts based on our ownership interest in the property fund. For FFO and EBITDA, deferred fees and proceeds are only recognized when the underlying asset is sold to a third party by the property fund.

(G)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Portfolio Analysis (all operating properties owned and managed)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	December 31,	December 31,
	Feet	Investment	2007	2006 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	150,075	$7,659,739	95.20%	94.24%
CDFS properties — repositioned acquisitions	4,317	216,317	87.46%	91.84%
CDFS properties — completed developments	6,343	399,491	86.23%	95.19%

Total Direct Investment — North America	160,735	8,275,547	94.64%	94.16%

CDFS joint ventures (C)	877	32,220	100.00%	100.00%
Property Funds (C):
ProLogis California LLC	14,178	694,591	99.90%	99.01%
ProLogis North American Properties Fund I	9,406	383,242	94.71%	95.52%
ProLogis North American Properties Fund VI-X	25,396	1,516,432	92.91%	90.35%
ProLogis North American Properties Fund XI	4,112	217,718	100.00%	98.78%
ProLogis North American Industrial Fund	37,188	2,104,929	99.06%	98.48%
ProLogis North American Industrial Fund II (D)	36,106	2,146,594	95.77%	0.00%
ProLogis North American Industrial Fund III (D)	19,547	1,400,007	99.54%	0.00%
ProLogis Mexico Industrial Fund (D)	4,154	269,130	100.00%	0.00%

Property Funds	150,087	8,732,643	97.15%	96.15%

Total North America Stabilized Portfolio	311,699	17,040,410	95.86%	94.96%

Europe:
Direct Investment
CDFS properties — repositioned acquisitions	4,439	346,526	73.66%	89.86%
CDFS properties — completed developments	12,368	909,989	74.64%	85.47%

Total Direct Investment — Europe	16,807	1,256,515	74.38%	86.23%

Property Funds (C):
ProLogis European Properties	56,379	4,900,914	97.33%	96.90%
ProLogis European Properties Fund II (D)	10,391	1,463,877	99.65%	—

Property Funds	66,770	6,364,791	97.69%	96.90%

Total Europe Stabilized Portfolio	83,577	7,621,306	93.00%	95.40%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	2,033	95,426	97.66%	100.00%
CDFS properties — completed developments	5,322	355,415	97.91%	100.00%

Total Direct Investment — Asia	7,355	450,841	97.84%	100.00%

CDFS joint ventures (C)	4,742	153,832	100.00%	96.11%
Property Funds (C):
ProLogis Japan Properties Fund I	7,118	1,236,099	97.87%	99.45%
ProLogis Japan Properties Fund II	14,566	2,391,078	99.96%	99.86%
ProLogis Korean Properties Fund (D)	436	49,983	100.00%	—

Property Funds	22,120	3,677,160	99.29%	99.62%

Total Asia Stabilized Portfolio	34,217	4,281,833	99.08%	99.13%

Total Stabilized Portfolio	429,493	$28,943,549	95.56%	95.27%

See comments on page 12a
Supplemental Information Page 12

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Portfolio Analysis (all operating properties owned and managed) - continued
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	December 31,	December 31,
	Feet	Investment	2007	2006 (A)

Operating Portfolio (E):
North America:
Stabilized properties
Direct Investment	160,735	$8,275,547	94.64%	94.16%
CDFS joint ventures and Property Funds	150,964	8,764,863	97.17%	96.18%

Total North America Stabilized Properties	311,699	17,040,410	95.86%	94.96%
Prestabilized Properties
Operating properties	1,596	66,899	39.33%	68.47%
CDFS properties — repositioned acquisitions	792	24,000	7.63%	25.05%
CDFS properties — completed developments	8,448	356,576	17.59%	38.73%
CDFS joint ventures (C)	947	24,894	0.00%	0.00%
ProLogis North American Industrial Fund III (D)	3,793	239,678	59.93%	—

Total Prestabilized Properties — North America	15,576	712,047	28.55%	34.95%

Total North America Operating Portfolio	327,275	17,752,457	92.66%	93.21%

Europe:
Stabilized properties
Direct Investment	16,807	1,256,515	74.38%	86.23%
Property Funds	66,770	6,364,791	97.69%	96.90%

Total Europe Stabilized Properties	83,577	7,621,306	93.00%	95.40%
Prestabilized Properties
CDFS properties — repositioned acquisitions	359	15,474	17.99%	10.13%
CDFS properties — completed developments	7,123	543,442	39.48%	35.15%

Total Prestabilized Properties — Europe	7,482	558,916	38.45%	31.13%

Total Europe Operating Portfolio	91,059	8,180,222	88.52%	88.04%

Asia:
Stabilized properties
Direct Investment	7,355	450,841	97.84%	100.00%
CDFS joint ventures and Property Funds	26,862	3,830,992	99.42%	98.87%

Total Asia Stabilized Properties	34,217	4,281,833	99.08%	99.13%
Prestabilized Properties
CDFS properties — repositioned acquisitions	1,220	25,395	0.00%	61.99%
CDFS properties — completed developments	4,095	313,810	32.03%	87.27%
CDFS joint ventures (C)	235	7,370	0.00%	92.49%

Total Prestabilized Properties — Asia	5,550	346,575	23.64%	86.41%

Total Asia Operating Portfolio	39,767	4,628,408	88.55%	97.46%

Total Operating Portfolio	458,101	$30,561,087	91.48%	92.46%

COMMENTS

(A)	At December 31, 2006, the stabilized portfolio consisted of 371,095 square feet and the total operating portfolio consisted of 391,421 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The investment amount represents the entity’s basis in the real estate.

(D)	This property fund made its first acquisition of properties during the third quarter of 2007.

(E)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12a

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2008	31,653	$133,193	16.16%
2009	29,517	123,190	14.95%
2010	26,237	116,445	14.13%
2011	25,403	117,360	14.24%
2012	27,266	135,652	16.46%
2013	9,388	45,329	5.50%
2014	9,258	42,194	5.12%
2015	2,745	15,923	1.93%
2016	5,303	25,685	3.11%
2017	4,970	39,612	4.80%
Thereafter	3,817	29,694	3.60%

Totals	175,557	$824,277	100.00%

Property Funds and Industrial CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2008	33,225	$151,140	10.67%
2009	31,624	156,456	11.05%
2010	28,900	153,701	10.85%
2011	30,108	156,075	11.02%
2012	25,837	156,572	11.05%
2013	14,165	81,701	5.77%
2014	12,697	85,465	6.03%
2015	16,808	112,053	7.91%
2016	19,589	133,731	9.44%
2017	10,298	78,103	5.51%
Thereafter	16,595	151,429	10.70%

Totals	239,846	$1,416,426	100.00%

COMMENTS (square feet in thousands)

(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of December 31, 2007, the weighted average base rent per square foot was $4.49 (direct investment) and $5.77 (property funds and industrial CDFS joint ventures).
Supplemental Information Page 13

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio - By Annualized Base Rent (A)(B)

			Percentage of
			Annualized		Number
Rank		Customer Name	Base Rent (C)		of Leases

1	*	Deutsche Post AG (DHL)	3.49%		85
2		Matsushita Electric Indust. Co. Ltd	2.42%		19
3	*	CEVA Logistics	1.70%		31
4		Hitachi Transport	1.35%		18
5	*	NYK Group	1.26%		19
6	*	Nippon Express Group	1.11%		25
7		Home Depot, Inc.	1.05%		15
8	*	Kuehne & Nagel	0.99%		29
9		Unilever	0.95%		7
10		NOL Group (Neptune Orient Lines)	0.86%		20
11		Geodis	0.85%		15
12		Wincanton Logistics	0.80%		18
13		Tesco plc	0.70%		8
14		Kraft Foods, Inc.	0.70%		9
15		ASKUL Corporation	0.70%		3
16		Wal-Mart Stores, Inc.	0.69%		5
17		Sears Holdings Corporation	0.62%		13
18		PepsiCo	0.61%		9
19		Sanyo Electric, Ltd.	0.60%		6
20	*	FedEx Corporation	0.57%		23
21		J Sainsbury plc	0.56%		3
22	*	Amazon.com, Inc.	0.54%		7
23		ID Logistics France	0.53%		7
24		FM Logistic	0.50%		6
25		PSA Peugeot Citroën	0.46%		6

		Total	24.61	% (D)	406

COMMENTS (square feet in thousands)

*	Customer leases space from us on three continents.

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and industrial CDFS joint ventures.

(B)	As of December 31, 2007, including property funds and industrial CDFS joint ventures, we had 352 Focus 500 Customers (targeted users of distribution space). These customers lease 232,871 square feet of distribution space representing 51.0% of the total industrial operating portfolio as of December 31, 2007.

(C)	Percentage is based on the annualized collected base rents as of December 31, 2007.

(D)	When considering only our direct investment properties, the top 25 customers represented 19.72% of our total annualized collected base rents as of December 31, 2007.
Supplemental Information Page 14

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Leasing Activity (A)

					Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Average
	No. of	Square	Square		Tenant
	Leases	Feet	Feet	Cost	Retention
		(in thousands)	(in thousands)
First Quarter	467	23,045	17,298	$1.03	75.0%
Second Quarter	494	26,192	17,820	$1.43	70.9%
Third Quarter	493	28,848	18,879	$0.98	79.0%
Fourth Quarter	462	30,550	19,721	$0.92	80.9%

Year to Date	1,916	108,635	73,718	$1.08	78.2%

Capital Expenditures
For the Twelve Months Ended December 31, 2007
(in thousands, except for percentages)

					Our
	Recurring				Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage	Actual Capital
	Expenditures	Improvements	Commissions	Expenditures	for the Period	Expenditures

ProLogis	$37,948	$42,652	$24,665	$105,265	100.0%	$105,265

ProLogis property funds - combined	$40,335	$38,338	$18,870	$97,543	24.9%	$24,316

	$78,283	$80,990	$43,535	$202,808		$129,581

COMMENTS

(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and industrial CDFS joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development included on Page 19.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Supplemental Information Page 15

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage			Net
	of Same Store	Rental	Rental	Operating	Average
	Population	Income (B)	Expenses (C)	Income	Occupancy	Rent Growth
	(in thousands)
First Quarter	341,662	+ 4.94%	+ 2.51%	+ 5.62%	+ 3.61%	+ 6.90%
Second Quarter	338,738	+ 8.22%	+ 15.79%	+ 6.16%	+ 3.15%	+ 8.26%
Third Quarter	332,985	+ 5.99%	+ 8.10%	+ 5.38%	+ 2.72%	+ 9.61%
Fourth Quarter	332,140	+ 3.06%	-0.29%	+ 4.01%	+ 2.33%	+ 5.62%

Year to Date	332,140	+ 5.49%	+ 6.48%	+ 5.21%	+ 2.90%	+ 7.98%

COMMENTS (in thousands)

(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current and prior year and were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population, but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Net termination fees removed from rental income were $366 and $2,234 for the three months ended December 31, 2007 and 2006, respectively and $2,881 and $5,463 for the twelve months ended December 31, 2007 and 2006, respectively. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Supplemental Information Page 16

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

		Three Months Ended
	Full Year	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2007	2007

Acquisitions from third parties:
Operating properties acquired by us:
Square feet	12,944	2,277	1,731	1,264	7,672
Total expected investment of assets acquired ($)	869,563	108,953	55,716	57,865	647,029
Percentage leased as of 12/31/07	73.30%	56.02%	19.97%	31.20%	97.40%

Operating properties acquired by property funds:
Square feet	32,985	1,131	29,282	2,572	—
Total expected investment of assets acquired ($)	2,802,001	169,782	2,438,213	194,006	—
Percentage leased as of 12/31/07	91.03%	100.00%	89.90%	100.00%	—

Dispositions:
CDFS dispositions:
Developed and repositioned properties:
Contributions to property funds:
Square feet	22,756	3,710	6,233	7,107	5,706
Net sales proceeds ($)	2,583,645	466,986	779,190	739,421	598,048

Dispositions to third parties:
Square feet	664	150	—	434	80
Net sales proceeds ($)	139,093	13,449	—	105,914	19,730

Land dispositions:
Net sales proceeds ($)	201,701	19,691	4,436	13,230	164,344

Total developed and repositioned properties:
Square feet	23,420	3,860	6,233	7,541	5,786
Net sales proceeds ($)	2,924,439	500,126	783,626	858,565	782,122
Post-deferral, post-tax margins	34.0%	23.5%	27.3%	37.8%	45.4%

Acquired property portfolios:
Contributions to property funds:
Square feet	40,543	1,173	39,370	—	—
Net sales proceeds ($)	2,512,123	68,240	2,443,883	—	—
Post-deferral, post-tax margins	2.9%	—	2.9%

Total CDFS dispositions:
Square feet	63,963	5,033	45,603	7,541	5,786
Net sales proceeds ($)	5,436,562	568,366	3,227,509	858,565	782,122
Post-deferral, post-tax margins	17.1%	19.9%	7.7%	37.8%	45.4%

Percentage of CDFS proceeds generated by contributions to property funds	93.7%	94.2%	99.9%	86.1%	76.5%

Non-CDFS dispositions:
Contributions to property funds:
Square feet	8,496	—	1,048	7,448	—
Net sales proceeds ($)	427,851	—	62,877	364,974	—

Dispositions to third parties:
Square feet	5,790	397	280	4,687	426
Net sales proceeds ($)	221,063	21,184	33,679	117,506	48,694

Total all dispositions:
Square feet	78,249	5,430	46,931	19,676	6,212
Net sales proceeds ($)	6,085,476	589,550	3,324,065	1,341,045	830,816

Dispositions by property funds:
Square feet	6,528	203	6,019	—	306
Net sales proceeds ($)	572,812	12,541	530,126	—	30,145

Supplemental Information Page 17

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2007	2007	2007	2007	2007

Square feet of leases signed on CDFS properties (A)	9,820	10,215	6,788	6,063	32,886
Square feet of leases signed on CDFS properties to repeat customers	4,866	7,481	3,086	2,237	17,670

Percentage to repeat customers	49.6%	73.2%	45.5%	36.9%	53.7%

2007 Proceeds from CDFS Dispositions/Contributions by Region

	Three Months Ended					Percentage
	December 31,	September 30,	June 30,	March 31,	Full Year	of Total
Region	2007	2007	2007	2007	2007	Proceeds

North America:
United States	$134,651	$—	$328,863	$193,610	$657,124	12.09%
Mexico	24,063	99,032	—	—	123,095	2.26%
Canada	—	4,436	3,245	—	7,681	0.14%
Acquired property portfolios (B)	—	2,240,800	—	—	2,240,800	41.22%

	158,714	2,344,268	332,108	193,610	3,028,700	55.71%

Europe:
Southern Europe	67,307	31,973	—	85,825	185,105	3.40%
Northern Europe	—	160,450	—	144,523	304,973	5.61%
Central Europe	—	137,739	—	37,344	175,083	3.22%
United Kingdom	260,656	349,996	111,359	18,297	740,308	13.62%
Acquired property portfolios (B)	68,240	203,083	—	—	271,323	4.99%

	396,203	883,241	111,359	285,989	1,676,792	30.84%

Asia:
Japan	—	—	415,098	302,523	717,621	13.20%
Singapore	13,449	—	—	—	13,449	0.25%

	13,449	—	415,098	302,523	731,070	13.45%

CDFS proceeds before deferrals and recapture	568,366	3,227,509	858,565	782,122	5,436,562	100.00%

Deferral of proceeds (C)	(29,354)	(103,321)	(66,041)	(44,695)	(243,411)
Recognition of previously deferred proceeds (C)	—	18,035	—	—	18,035

Total CDFS proceeds	$539,012	$3,142,223	$792,524	$737,427	$5,211,186

2006 Total Proceeds from CDFS Dispositions/Contributions

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year
	2006	2006	2006	2006	to Date

Net sales proceeds on transactions before deferrals and recapture	271,844	447,103	500,280	363,551	$1,582,778
Deferral of proceeds (C)	(13,516)	(18,101)	(10,317)	(23,608)	(65,542)
Recognition of previously deferred proceeds (C)	696	—	1,577	13,298	15,571

Total CDFS proceeds	$259,024	$429,002	$491,540	$353,241	$1,532,807

COMMENTS

(A)	Represents the initial leasing activity in completed industrial and retail developments or repositioned acquisitions signed during the period, including industrial CDFS joint ventures.

(B)	Occasionally, we acquire a portfolio of properties with the intent of contributing the portfolio to an existing or future property fund at or slightly above our acquisition cost. The proceeds and related costs are presented as Acquired Property Portfolios in our Consolidated Statements of Earnings and FFO.

(C)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution, due to our continuing ownership. When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in an unconsolidated investee decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the unconsolidated investee.
Supplemental Information Page 18

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	December 31, 2007
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions (C)	5,109	$240,318	75.08%
CDFS properties — completed developments	14,791	756,067	47.03%

Total CDFS Operating Properties-North America	19,900	996,385	54.23%

Europe:
CDFS properties — repositioned acquisitions (D)	4,798	362,000	69.49%
CDFS properties — completed developments	19,492	1,453,431	61.79%

Total CDFS Operating Properties-Europe	24,290	1,815,431	63.31%

Asia:
CDFS properties — repositioned acquisitions	3,253	120,820	61.03%
CDFS properties — completed developments	9,418	669,226	69.26%

Total CDFS Operating Properties-Asia	12,671	790,046	67.15%

Total Acquired and Developed Properties	56,861	3,601,862	60.99%

Properties Under Development — Direct Owned (B):
North America	11,885	789,187	27.13%
Europe	21,067	1,765,652	36.45%
Asia	14,393	1,242,925	15.55%

Total Properties Under Development (see Page 19a)	47,345	3,797,764	27.76%

Total CDFS Asset Pipeline-Direct Owned	104,206	$7,399,626	45.89%

Completed Properties — CDFS Joint Ventures (E):
North America	912	$28,557	48.08%
Asia	2,489	80,601	95.28%

Total Completed Properties-CDFS Joint Ventures	3,401	109,158	82.62%

Properties Under Development — CDFS Joint Ventures (F):
North America	180	8,657	18.82%
Europe	508	34,111	0.00%
Asia	1,201	54,164	2.74%

Total Properties Under Development-CDFS Joint Ventures	1,889	96,932	3.53%

Total CDFS Asset Pipeline-CDFS Joint Ventures	5,290	$206,090	54.38%

Total CDFS Asset Pipeline	109,496	$7,605,716	46.30%

CDFS Assets By Geographic Area (B)

	December 31, 2007
	Square
	Feet	Investment (A)	Leased

North America	32,877	$1,822,786	44.07%
Europe	45,865	3,615,194	50.27%
Asia	30,754	2,167,736	42.76%

Total CDFS Asset Pipeline	109,496	$7,605,716	46.30%

COMMENTS

(A)	For operating properties represents current investment; for properties under development represents total expected investment.

(B)	Includes industrial, retail and mixed use properties.

(C)	Repositioned acquisitions in North America include remaining properties from a portfolio of industrial properties in Mexico that we acquired in June 2006 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 2.3 million square feet and have a total remaining investment of approximately $129 million.

(D)	Repositioned acquisitions in Europe include remaining properties from a portfolio of industrial properties in Central Europe that we acquired in February 2007 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 2.4 million square feet and have a total remaining investment of approximately $224 million.

(E)	Represents our proportionate share of the square footage and investment in completed industrial properties held in CDFS joint ventures in which we have a weighted average 50% ownership interest.

(F)	Represents our proportionate share of the square footage and investment in industrial properties under development in CDFS joint ventures. See detail on Page 19b.
Supplemental Information Page 18a

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Development Summary
ProLogis and Unconsolidated CDFS Joint Ventures
(in thousands, except for costs per square foot and percentages)

	Full Year	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2007	2007

Development Starts:
Industrial — ProLogis (A):
Square feet	50,472	22,329	11,633	8,524	7,986
Total expected investment ($)	3,839,529	1,808,153	776,910	656,181	598,285
Industrial — CDFS Joint Ventures (B):
Square feet	2,568	1,609	305	474	180
Total expected investment ($)	110,512	78,937	10,470	12,447	8,658
Subtotal Industrial:
Square feet	53,040	23,938	11,938	8,998	8,166
Total expected investment ($)	3,950,041	1,887,090	787,380	668,628	606,943
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	56,073	56,073	—	—	—
CDFS Joint Ventures — total expected investment ($) (D):	113,266	113,266	—	—	—

Subtotal Retail and Mixed Use- Total expected investment ($):	169,339	169,339	—	—	—

Grand Total — Total expected investment ($):	4,119,380	2,056,429	787,380	668,628	606,943

Development Completions:
Industrial — ProLogis (A):
Square feet	32,761	10,216	7,454	8,406	6,685
Total expected investment ($)	2,350,416	683,964	509,684	672,335	484,433
Industrial — CDFS Joint Ventures (B):
Square feet	875	820	55	—	—
Total expected investment ($)	28,568	26,741	1,827	—	—
Subtotal Industrial:
Square feet	33,636	11,036	7,509	8,406	6,685
Total expected investment ($)	2,378,984	710,705	511,511	672,335	484,433
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	39,714	—	—	7,585	32,129
CDFS Joint Ventures — total expected investment ($) (D):	36,421	2,861	29,679	—	3,881

Subtotal Retail and Mixed Use- Total expected investment ($):	76,135	2,861	29,679	7,585	36,010

Grand Total — Total expected investment ($):	2,455,119	713,566	541,190	679,920	520,443

Under Development as of End of Period:
Industrial — ProLogis (A):
Square feet		48,521	36,607	32,221	32,602
Total expected investment ($)		3,879,129	2,751,431	2,372,700	2,384,938
Industrial — CDFS Joint Ventures (B):
Square feet		1,889	1,083	833	435
Total expected investment ($)		96,932	40,947	32,338	20,062
Subtotal Industrial:
Square feet		50,410	37,690	33,054	33,037
Total expected investment ($)		3,976,061	2,792,378	2,405,038	2,405,000
Cost per square foot ($)		78.87	74.09	72.76	72.80
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)		56,073	—	—	7,585
CDFS Joint Ventures — total expected investment ($) (D):		254,684	—	—	—

Subtotal Retail and Mixed Use- Total expected investment ($):		310,757	—	—	7,585

Grand Total — Total expected investment ($):		4,286,818	2,792,378	2,405,038	2,412,585

COMMENTS (square feet in thousands)

(A)	Detailed information is provided on Page 19a.

(B)	Represents our proportionate share of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have an approximate ownership interest of 50% in each joint venture. Detailed information is provided on Page 19b.

(C)	Represents retail and mixed use development activity of Catellus Development Group, a wholly owned and consolidated subsidiary of ProLogis. See Page 19b.

(D)	Represents our proportionate share of the development activity, since our initial investment, of our retail and other CDFS joint ventures operating in Europe (25% ownership interest) and Asia (30% ownership interest). See Page 19b.
Supplemental Information Page 19

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Development Summary — ProLogis (A)
(in thousands, except for costs per square foot and percentages)

	Full Year	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2007	2007

Development Starts:
North America:
Square feet	13,038	6,045	4,054	1,798	1,141
Total expected investment ($)	852,731	468,639	232,314	80,712	71,066
Cost per square foot ($)	65.40	77.53	57.30	44.89	62.28
Europe:
Square feet	23,970	11,016	5,284	4,807	2,863
Total expected investment ($)	1,916,504	1,001,335	357,175	333,113	224,881
Cost per square foot ($)	79.95	90.90	67.60	69.30	78.55
Asia:
Square feet	13,464	5,268	2,295	1,919	3,982
Total expected investment ($)	1,070,294	338,179	187,421	242,356	302,338
Cost per square foot ($)	79.49	64.19	81.66	126.29	75.93
Total:
Square feet	50,472	22,329	11,633	8,524	7,986
Total expected investment ($)	3,839,529	1,808,153	776,910	656,181	598,285
Cost per square foot ($)	76.07	80.98	66.79	76.98	74.92

Development Completions:
North America:
Square feet	11,415	4,337	2,464	2,811	1,803
Total expected investment ($)	558,293	216,453	151,438	119,747	70,655
Cost per square foot ($)	48.91	49.91	61.46	42.60	39.19
Leased percentage at completion (B)	29.96%	15.30%	46.38%	53.15%	6.66%
Leased percentage as of 12/31/07	38.07%		48.24%	55.34%	51.95%
Europe:
Square feet	14,162	4,115	3,697	3,398	2,952
Total expected investment ($)	1,203,998	399,258	293,798	278,596	232,346
Cost per square foot ($)	85.02	97.03	79.47	81.99	78.71
Leased percentage at completion (B)	56.02%	64.15%	65.75%	37.83%	53.42%
Leased percentage as of 12/31/07	67.53%		84.01%	53.67%	68.38%
Asia:
Square feet	7,184	1,764	1,293	2,197	1,930
Total expected investment ($)	588,125	68,253	64,448	273,992	181,432
Cost per square foot ($)	81.87	38.69	49.84	124.71	94.01
Leased percentage at completion (B)	45.32%	49.94%	58.37%	18.20%	63.24%
Leased percentage as of 12/31/07	61.12%		86.46%	22.72%	98.37%
Total:
Square feet	32,761	10,216	7,454	8,406	6,685
Total expected investment ($)	2,350,416	683,964	509,684	672,335	484,433
Cost per square foot ($)	71.74	66.95	68.38	79.98	72.47
Leased percentage at completion (B)	44.84%	41.66%	58.19%	37.81%	43.64%
Leased percentage as of 12/31/07	55.86%		71.34%	48.16%	72.50%

Under Development as of End of Period:
North America:
Square feet		13,061	11,352	9,762	10,806
Total expected investment ($)		870,552	617,138	534,256	573,236
Cost per square foot ($)		66.65	54.36	54.73	53.05
Leased percentage as of 12/31/07		22.60%
Europe:
Square feet		21,067	14,362	12,634	11,693
Total expected investment ($)		1,765,652	1,163,353	995,251	937,829
Cost per square foot ($)		83.81	81.00	78.78	80.20
Leased percentage as of 12/31/07		36.45%
Asia:
Square feet		14,393	10,893	9,825	10,103
Total expected investment ($)		1,242,925	970,940	843,193	873,873
Cost per square foot ($)		86.36	89.13	85.82	86.50
Leased percentage as of 12/31/07		15.55%
Total:
Square feet		48,521	36,607	32,221	32,602
Total expected investment ($)		3,879,129	2,751,431	2,372,700	2,384,938
Cost per square foot ($)		79.95	75.16	73.64	73.15
Leased percentage as of 12/31/07		26.32%

Construction in Progress (C):
North America ($)		533,826	279,763	264,984	250,958
Europe ($)		766,197	540,513	486,679	413,882
Asia ($)		686,262	422,083	335,470	356,773

Total Construction in Progress ($)		1,986,285	1,242,359	1,087,133	1,021,613

COMMENTS (square feet in thousands)

(A)	Includes ProLogis’ development activity on industrial distribution properties. See also Page 19b for additional development activity.
(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.
(C)	Includes construction in progress for industrial, retail and mixed use properties.
Supplemental Information Page 19a

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Development Summary — Unconsolidated Industrial CDFS Joint Ventures and Retail
(in thousands, except for percentages)

	Full Year	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2007	2007

Industrial CDFS Joint Ventures (A)
Development Starts:
North America:
Square feet	654	—	—	474	180
Total expected investment ($)	21,105	—	—	12,447	8,658
Europe:
Square feet	508	508	—	—	—
Total expected investment ($)	34,111	34,111	—	—	—
Asia:
Square feet	1,406	1,101	305	—	—
Total expected investment ($)	55,296	44,826	10,470	—	—
Total:
Square feet	2,568	1,609	305	474	180
Total expected investment ($)	110,512	78,937	10,470	12,447	8,658

Development Completions:
North America:
Square feet	474	474	—	—	—
Total expected investment ($)	12,447	12,447	—	—	—
Leased percentage as of 12/31/07	0.00%	0.00%	—	—	—
Asia:
Square feet	401	346	55	—	—
Total expected investment ($)	16,121	14,294	1,827	—	—
Leased percentage as of 12/31/07	70.71%	66.10%	100.00%	—	—
Total:
Square feet	875	820	55	—	—
Total expected investment ($)	28,568	26,741	1,827	—	—
Leased percentage as of 12/31/07	32.41%	27.89%	100.00%	—	—

Retail and Mixed Use — ProLogis and CDFS Joint Ventures
Development Starts:
ProLogis (B):
Square feet	308	308	—	—	—
Total expected investment ($)	56,073	56,073	—	—	—
CDFS Joint Ventures (C):
Square feet	840	840	—	—	—
Total expected investment ($)	113,266	113,266	—	—	—
Total:
Square feet	1,148	1,148	—	—	—
Total expected investment ($)	169,339	169,339	—	—	—

Development Completions:
ProLogis (B):
Square feet	228	—	—	31	197
Total expected investment ($)	39,714	—	—	7,585	32,129
Leased percentage as of 12/31/07	88.51%	—	—	38.51%	96.38%
CDFS Joint Ventures (C):
Square feet	465	44	357	—	64
Total expected investment ($)	36,421	2,861	29,679	—	3,881
Leased percentage as of 12/31/07	89.24%	92.70%	87.73%	—	95.26%
Total:
Square feet	693	44	357	31	261
Total expected investment ($)	76,135	2,861	29,679	7,585	36,010

COMMENTS

(A)	Represents our proportionate share of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have an approximate ownership interest of 50% in each joint venture.

(B)	Represents retail and mixed use development activity of Catellus Development Group, a wholly owned and consolidated subsidiary of ProLogis. These amounts were previously reported with the industrial development activity.

(C)	Represents our proportionate share of the development activity of our retail and other CDFS joint ventures operating in Europe (25% ownership interest) and Asia (30% ownership interest).
Supplemental Information Page 19b

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of December 31, 2007

		Principal Maturities
		of Direct Debt
Principal Outstanding		(excluding lines of credit )

Direct Debt:
Senior notes:
7.10% Notes due 2008	$250,000	2008	$963,535
7.95% Notes due 2008	25,000	2009	962,400
Floating Rate Yen Notes due 2008 (A)	264,191	2010	559,364
Floating Rate Notes due 2009	250,000	2011	554,204
7.30% Notes due 2009	25,000	2012	710,766
7.875% Notes due 2009	18,750	2013	387,365
8.72% Notes due 2009	37,500	2014	66,396
5.25% Notes due 2010	500,000	2015	556,617
4.375% Euro Notes due 2011	504,560	2016	1,134,536
5.50% Notes due 2012	450,000	2017	106,137
5.50% Notes due 2013	300,000	Thereafter	2,548,211
5.625% Notes due 2015	400,000	Add: premium, net	1,399

7.81% Notes due 2015	100,000		$8,550,930

9.34% Notes due 2015	50,000
5.625% Notes due 2016	550,000
5.75% Notes due 2016	400,000
8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
Less: discount	(10,505)

Total senior notes	4,264,496

Other unsecured debt — floating rate	626,610
Convertible senior notes - 2.25% due 2037	1,231,447
Convertible senior notes - 1.875% due 2037 (B)	1,101,458
Fixed rate secured debt	1,294,809
Assessment bonds	32,110
Lines of credit (see Page 21)	1,955,138

Total direct debt	10,506,068

Our share of third party debt of unconsolidated investees:
Property funds	2,713,160
CDFS joint ventures	257,329
Other unconsolidated investees	42,616

	3,013,105

Total	$13,519,173

Market Capitalization as of December 31, 2007

		Market
	Shares	Price at
	or Equivalents	December 31,	Market Value
	Outstanding	2007	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$50.00	$100,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$20.91	104,550
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$21.02	105,100

	12,000		309,650

Common Shares	257,712	$63.38	16,333,787
Convertible limited partnership units (5,052 units)	5,053	$63.38	320,259

	262,765		16,654,046

Total equity			16,963,696
Total debt (including our share of third party debt of unconsolidated investees)			13,519,173

Total market capitalization (including our share of third party debt of unconsolidated investees)			$30,482,869

COMMENTS

(A)	We issued these notes in the fourth quarter of 2007 and used the proceeds primarily to repay borrowings under our lines of credit.

(B)	We issued these convertible senior notes in the fourth quarter of 2007. Proceeds were used to repay a portion of the outstanding balance under our lines of credit, our 7.25% senior notes that matured in November 2007 and for general corporate purposes. These notes are convertible at the holder’s option and redeemable at our option after October 2012, and in limited circumstances before then.
Supplemental Information Page 20

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	December 31,	Remaining		Average
	Commitment	2007	Capacity		Interest Rate (A)

Global Line (B)	$3,675,141	$1,955,138	$1,720,003	(D)	3.20%
Other (C)	70,583	—	70,583	(E)	—

	$3,745,724	$1,955,138	$1,790,586		3.20%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to Maturity
	% of Debt	Interest Rate (A)	(in years) (F)

Lines of credit	18.61%	3.20%	n/a
Senior notes	40.59%	5.45%	5.3
Other unsecured debt	5.96%	5.25%	2.3
Convertible senior notes	22.21%	2.07%	4.6
Secured debt	12.32%	6.55%	6.1
Assessment bonds	0.31%	3.63%	9.3

Total direct debt	100.00%	4.40%	5.0
Financial Ratios

	Year Ended	Year Ended
	December 31, 2007	December 31, 2006

Interest coverage ratio (G)	4.6	4.4
Fixed charge coverage ratio (H)	4.3	4.0
Total debt to total book assets (including our share of unconsolidated investees) (see Pages 1 and 20)	59.5%	55.5%
Total debt to total market capitalization (including our share of unconsolidated investees) (see Page 20)	44.4%	38.7%

COMMENTS

(A)	Represents the weighted average interest rates using local currency rates on borrowings that were outstanding at December 31, 2007.

(B)	Represents a global senior credit facility through a syndicate of banks (“Global Line”). The total commitment fluctuates in U.S. dollars based on the underlying currencies.

(C)	This facility represents a total commitment of 35 million British pounds sterling.

(D)	Excludes letters of credit outstanding with the lending banks aggregating $103.3 million at December 31, 2007.

(E)	Excludes letters of credit outstanding with the lending bank aggregating $44.9 million at December 31, 2007.

(F)	Calculated through final maturity for debt outstanding at December 31, 2007, other than the convertible senior notes. These notes are convertible at the holders option and redeemable at our option after 2012 and, in limited circumstances, before then.

(G)	Calculated as FFO as defined on Page 3a before impairment charges, preferred dividends, interest expense and minority interest, divided by interest expense (interest expense is net of capitalized interest and amortization of loan costs).

(H)	Calculated as FFO as defined on Page 3a before impairment charges, preferred dividends, interest expense and minority interest, divided by combined interest expense (interest expense is net of capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 21

ProLogis
Fourth Quarter 2007
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Owned Directly by ProLogis and Owned by the Property Funds and Industrial CDFS Joint Ventures

North America	%		%	Europe	%

United States		Mexico

Atlanta	4.09	Guadalajara	0.14	Belgium	0.23
Austin	0.53	Juarez	0.39	Czech Republic	1.02
Baltimore	0.77	Mexico City	0.81	France	4.76
Central Valley (California)	1.37	Monterrey	0.45	Germany	1.36
Charlotte	1.48	Reynosa	0.65	Hungary	0.76
Chicago	5.35	Tijuana	0.31	Italy	1.64

Cincinnati	1.68			Netherlands	1.40
Columbus	2.83	Total Mexico	2.75%	Poland	3.24

Dallas/Fort Worth	4.84			Romania	0.13
Denver	1.45			Slovakia	0.51
El Paso	0.82	Canada		Spain	0.73

Greenville	0.59	Toronto	0.22%	Sweden	0.40
Houston	2.28			United Kingdom	3.70

I-81 Corridor (E. Pennsylvania)	4.63
Indianapolis	2.48	Total North America	71.44%	Total Europe	19.88%

Inland Empire (Southern California)	5.95
Las Vegas	1.35
Los Angeles	3.09			Asia	%
Louisville	1.09
Memphis	2.10			China	2.74
Nashville	1.17			Japan	5.80
New Jersey	4.31			Korea	0.14

Orlando	0.67
Phoenix	0.78			Total Asia	8.68%

Portland	0.76
Reno	3.58
Salt Lake City	0.49
San Antonio	1.62
San Francisco-East Bay	1.22
San Francisco-South Bay	1.29
Seattle	0.26
South Florida	1.11
St. Louis	0.63
Tampa	0.88
Washington D.C.	0.85
other non-target	0.08

Total United States	68.47%

Supplemental Information Page 22